UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

June 21, 2023

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, the Board of Directors of Agile Therapeutics, Inc. (the “Company”) appointed Scott Coiante to serve as Senior Vice President. Chief Financial Officer and Treasurer, effective August 16, 2023. The Company has engaged its independent compensation consultant to assist the Company in preparing compensation arrangements for Mr. Coiante. The Company will file an amendment to this Current Report on Form 8-K including as an exhibit the employment agreement to be entered into between the Company and Mr. Coiante once it has been executed.

Mr. Coiante, age 56, joined the Company from Aprea Therapeutics, Inc. where he served as the Chief Financial Officer from August 2019 until January 2023 and remained as an employee through March 31, 2023. Prior to joining Aprea Therapeutics, Inc., Mr. Coiante served as the Company’s Senior Vice President and Chief Financial Officer from 2010 to August 2019. From 2002 to 2010, Mr. Coiante was Vice President of Finance and Treasurer at Medarex, Inc., formerly a NASDAQ listed biotech company that was acquired in 2009 by Bristol Myers Squibb. From 1989 to 2002, Mr. Coiante held management positions of increasing responsibilities at Ernst & Young LLP. Mr. Coiante received a B.S. in Accounting from Villanova University.

There are no arrangements or understandings between Mr. Coiante and any other person pursuant to which he was selected for the positions to which he was appointed. There are no family relationships between Mr. Coiante and any director or executive officer of the Company and Mr. Coiante has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 21, 2023, the Company and Jason Butch came to a mutual agreement pursuant to which Mr. Butch will separate from service as the Chief Accounting Officer, effective August 15, 2023. Mr. Butch will remain with the Company through August 15, 2023, and his compensation will remain unchanged during that time. The Company thanks Mr. Butch for his service and contributions to the Company.

Due to the mutual agreement, Mr. Butch’s separation from service will be treated as a termination by the Company without cause under his employment offer letter agreement, dated May 28, 2020, with the Company (the “Employment Agreement”).  Mr. Butch is expected to sign a transition and separation agreement, which includes a general release of claims in favor of the Company and its affiliates (the “Transition Agreement”), pursuant to which Mr. Butch will continue to serve in his current role through August 15, 2023.  Provided that Mr. Butch signs and does not revoke the Transition Agreement and a reaffirmation of the general release of claims at the time of his termination of employment, Mr. Butch will be entitled to receive 6 months of continued base salary and health care continuation subsidies as the severance payments and benefits contemplated by his Employment Agreement on a termination by the Company without cause. Mr. Butch is bound by confidentiality, non-solicitation and non-competition covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 27, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer